THE BEAR STEARNS COMPANIES INC.
                                             IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 26
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: June 7, 2004
Issue Date: June 10, 2004
The date of this Pricing Supplement is June 7, 2004

Fixed Rate Notes
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                                                                                                              Interest
   CUSIP#                                         Maturity   Price to   Discounts &                            Payment
                        Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
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  07387EFK8                 6.20%                6/15/2029    100.00%      2.50%        0.350%      98.00%      Semi
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                                        Subject to Redemption
                                        ---------------------
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                    First
                  Interest                                                                     Aggregate
First Interest     Payment    Survivor's                                                       Principal
 Payment Date      Amount       Option   Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
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  12/15/2004       $31.86        Yes       Yes   Commencing on 6/15/2009 and on the 15th of    $8,460,000    $8,248,500
                                                 each month thereafter until Maturity, the
                                                 Notes may be called in whole at par at the
                                                 option of the Company on ten
                                                 calendar days notice.
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The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.